UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2008

QAD Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-22823	77-0105228
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Innovation Place, Santa Barbara, California	93108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 566-6000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

QAD Inc.’s board of directors approved the appointment of Lee Roberts to its board of directors as an independent director on January 10, 2008. Lee Roberts, former Chairman and CEO of FileNet Corporation, is currently Vice President and General Manager of Content Management at IBM, where he returned upon their acquisition of FileNet in 2006. Mr. Roberts had previously spent more than 20 years in a variety of sales, marketing and product management positions at IBM. From 1997 to 2006, Mr. Roberts served in several senior executive management roles at FileNet, a leading provider of business process and content management solutions. He joined FileNet as President and Chief Operating Officer, was appointed Chief Executive Officer of the company in 1998 and added the title of Chairman in 2006.

It has not yet been determined on which committees of the board Mr. Roberts will serve. Mr. Roberts will be eligible to participate in QAD’s compensation program for independent directors of the board as previously disclosed in QAD’s Proxy Statement of May 18, 2007.

A copy of the press release announcing Mr. Roberts’s election is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated as of January 14, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QAD Inc.
(Registrant)

Date: January 14, 2008

By: /s/ Daniel Lender
Daniel Lender
Chief Financial Officer
(on behalf of the Registrant and as
Principal Financial Officer)

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated as of January 14, 2008